EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84842), pertaining to the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust of our report dated June 27, 2007, with respect to the financial statements and supplemental schedules of the Republic Bancorp Inc. Tax-Deferred Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Detroit, Michigan
June 27, 2007